Exhibit 10.10

ACIES ACQUISITION CORP.

1219 Morningside Drive, Suite 110

Manhattan Beach, CA 90266

October 22, 2020

Acies Acquisition LLC

1219 Morningside Drive, Suite 110

Manhattan Beach, CA 90266

Ladies and Gentlemen:

This letter agreement by and between Acies Acquisition Corp. (the “Company”) and Acies Acquisition LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (File No. 333-249297) (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Acies Acquisition Corp. (the “Company”) is declared effective (the “Effective Date”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 1219 Morningside Drive, Suite 110, Manhattan Beach, CA 90266 (or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have and irrevocably waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party may assign this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

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Very truly yours,

ACIES ACQUISITION CORP.

By:	/s/ Edward King
Name:	Edward King
Title:	Co-Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ACIES ACQUISITION LLC

By:	/s/ Daniel Fetters
Name:	Daniel Fetters
Title:	Managing Member

[Signature Page to Administrative Services Agreement]